Exhibit 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Magic Lantern Group, Inc., formerly named JKC Group, Inc. (the “Company”), on Form 10-Q for the period ended September 30, 2002, as filed with the Securities Exchange Commission on the date hereof (the “Report”), the undersigned, Galina Sosonko, Chief Financial Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted under Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.             The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the date and for the periods reported therein.

/s/ Galina Solonko

Galina Solonko
Chief Financial Officer
November 13, 2002